UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2019

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore (Address of principal executive offices)	486123 (Zip Code)

Registrant’s telephone number, including area code: (65) 6876-9899

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Compensation

On February 11, 2019, Flex Ltd. (the “Company”) announced the appointment of Revathi Advaithi as the Company’s Chief Executive Officer and a member of its Board of Directors.

In order to support the leadership transition, promote continuity and stability, and address retention value concerns, on March 5, 2019, the Company’s Board of Directors, upon the recommendation of its Compensation Committee, approved retention grants of restricted share units (the “RSUs”) to certain executive officers, including the Chief Financial Officer and other named executive officers.  The RSU grants to the Chief Financial Officer and each of the other named executive officers have grant date fair values of $2,500,000 and will vest and be payable, subject to the executive officer’s continued employment with the Company, on the second anniversary of the grant date.  The RSUs have accelerated vesting in the event of a termination of employment by the Company without cause or by the executive officer for good reason prior to the second anniversary of the date of grant.

The retention RSUs were granted pursuant to the terms and conditions of a Restricted Share Unit Agreement (the “RSU Agreement”).  A copy of the form of RSU Agreement will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ended March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: March 7, 2019	By:	/s/ Christopher Collier
Name: Christopher Collier
Title: Chief Financial Officer